UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 31, 2019 (July 30, 2019)

ALIGN TECHNOLOGY INC
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 470-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Item 1.01. Entry into a Material Definitive Agreement.

In May 2018, Align Technology, Inc., a Delaware corporation (“Align”), announced a $600 million stock repurchase program (the “Stock Repurchase Program”).  We currently have $400.5 million remaining available for repurchase under the Stock Repurchase Program.  On July 30, 2019, Align entered into an accelerated share repurchase agreement (the “ASR Contract”) with Morgan Stanley & Co. LLC (“Morgan Stanley”)to repurchase an aggregate of $200 million of Align’s common stock.  Under the ASR Contract, Align will make an initial payment of $200 million in the aggregate to Morgan Stanley and will receive an initial delivery of approximately 689,000 shares of common stock.  The exact number of shares Align will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of Align’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Morgan Stanley may be required to deliver additional shares of common stock to Align, or under certain circumstances, Align may be required either to deliver shares of common stock or to make a cash payment to Morgan Stanley. Final settlement of the transactions under the ASR Contract is expected to occur no later than approximately three months from July 30, 2019. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if Align were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by Align, on the one hand, and Morgan Stanley, on the other hand, to one another. The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed with Align’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2019.

In addition to the ASR, Align announced that Joe Hogan, president and CEO, intends to personally purchase $1.0 million of Align’s common stock.

A copy of the press release announcing Align’s entry into the ASR Contract is furnished herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. announcing Accelerated Stock Repurchase

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY INC

Date: July 31, 2019	By:	/s/ John F. Morici
John F. Morici
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. announcing Accelerated Stock Repurchase